UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around April 16, 2021.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;
•	liability for any losses that result from an actual or claimed breach of our fiduciary duties or failure to comply with applicable securities laws;
•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;
•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, investment advisory, ESG and index businesses;
•	prolonged volatility or downturns affecting the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	the impact of the current COVID-19 pandemic on our business, financial condition, and results of operations;
•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	failing to differentiate our products and services and continuously create innovative, proprietary and insightful financial technology solutions;
•	liability relating to the information and data we collect, store, use, create and distribute or the reports that we publish or are produced by our software products;
•	trends in the financial services industry, including fee compression within the asset and wealth management sectors and increased industry consolidation;
•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology and data infrastructure to the public cloud and other outsourced providers;
•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;
•	the failure to recruit, develop, and retain qualified employees;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;
•	our indebtedness could adversely affect our cash flows and financial flexibility; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: March 12, 2021

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through February 28, 2021. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

DBRS Morningstar

1.	DBRS revenues looked flattish on an organic basis in the fourth quarter of 2020. Can you discuss the results within the context of where DBRS plays in the credit rating markets?

DBRS Morningstar revenue was relatively flat in Q4 compared with the same period in 2019 as issuance volume slowed across global structured finance asset classes, particularly in the U.S. in mid-November. Industry trade group, SIFMA, reported a 76% year-over-year decline in issuance volumes of U.S. non-agency mortgage securitizations during the quarter, which held back growth across the industry. In contrast, DBRS Morningstar revenue benefited from stronger issuance activity across U.S. CMBS and RMBS and across European structured finance asset classes in late 2019.

DBRS Morningstar’s overall performance in 2020 highlights the benefits of a global and diverse credit ratings business. Corporate credit issuance reached record volumes in 2020, and the strength of our Canadian business, where we enjoy a market-leading position, offset softer issuance and periods of market volatility in structured finance in the U.S. and Europe. Likewise, we witnessed strength in investment grade and middle market corporate issuance outside of Canada, two areas where we are making investments by adding new U.S. and European-based analytical resources.

Overall, we are confident in the increasing role DBRS Morningstar plays in the global markets. We intend to expand our corporate ratings footprint and will continue to invest in the global structured finance markets related to both traditional and non-traditional assets. While beneficial in its own right, these investments also provide a stable path towards adjacent growth in the ratings delivery and fixed income data markets. The credit analytics and data market sectors are known for recurring revenue with reduced exposure to the issuance volatility of the debt capital markets.

2.	What plans does DBRS Morningstar have to drive market share?

In Canada, where DBRS Morningstar enjoys market-leading positions in the areas of corporate, structured, covered bonds, financial institutions and sovereign related credit ratings, we have capitalized on broad investor acceptance and a widely recognized brand. Our success continues to be driven by our local expertise, existing market presence, and extensive track record. Continuing our relevance in Canada will require expanding into credit markets that are important to local issuers. DBRS Morningstar is also well positioned to serve our top Canadian clients as they operate in new geographies. As issuance trends materialize, we have the expertise and resources to remain the leading credit ratings provider in Canada.

Beyond Canada, the three large legacy credit ratings agencies enjoy safeguards against new entrants in existing market segments, especially when bond issues are larger, public, and recurring. However, when the market seeks ratings on smaller, private, or transactional issues, all registered credit ratings agencies have the opportunity to compete. These are the focus areas where DBRS Morningstar has been highly successful to date in expanding its footprint and where we will continue to further accelerate our market presence.

In Europe, for instance, DBRS Morningstar is able to gain share as an alternative to the legacy credit ratings agencies because we are recognized as an eligible credit rating agency with global investors and central banks. We are also referenced in government lending facilities. As such, from this established position, we are focusing on increasing our acceptance further and growing into segments of the corporate markets, where switching costs are higher because of the recurring, relationship-based nature of the engagements.

In the U.S., we see attractive opportunities for DBRS Morningstar to pursue share gains in both structured finance and the corporate middle market. Our ability to specialize in emerging asset classes is among the factors that help us in competitive market segments in U.S. structured finance, and we believe that our timeliness, ability to adjust to volatile market conditions, research, thought leadership, and data credibility are additional factors that investors and issuers use in their selection process. Competitive rivalry is particularly strong in U.S. corporate credit ratings, where the three large legacy credit ratings agencies concentrate. However, private placements, debt funds and middle market issuers require investor-driven ratings solutions in private debt financings. As such, we are leveraging our 45-year experience in assessing complex corporates, our more-granular pricing model, and our local expertise to build our presence in the U.S. corporate middle market sector.

3.	Are you making any changes to the business in light of the SEC investigation?

At this time, we do not believe the SEC complaint against Morningstar’s former credit ratings organization will cause any material disruptions or changes to our current credit ratings strategy or operations. Our position paper and FAQs can be accessed here: https://www.morningstar.com/company/mcr-sec-response

4.	What have the trends been in favor and against issue volumes for credit ratings in structured finance?

We believe there are three major trends driving an overall increase in structured credit activities and issuance volumes. While these trends support our progress as a credit rating agency, some of the trends don’t result in public issuance growth as the proportion of private debt financings and needs for credit exposure management are constantly increasing.

•	We’re seeing that comparatively low interest rates, increasing regulatory requirements, growth in direct institutional investor lending, and the ongoing deleveraging of banks in both developed and emerging economies are all driving lower reliance on traditional unsecured bond issuances and greater access to direct capital or structured issuance. These ongoing conditions support growing demand for new ratings products and services.
•	We’re noting an increasing trend in the use of credit assessments by public governing bodies, which is expanding our addressable market as we assess regulated entities’ balance sheet exposures and central banks’ funding facilities.
•	We’ve observed longer time periods prior to private equity exits, which implies an increasing need in the private credit markets for liquidity-based solutions that require third-party credit opinions.

PitchBook

5.	PitchBook continues to generate strong top-line growth. Can you discuss the factors that are driving the growth? How much is coming from new customers, growth with existing customers, pricing?

PitchBook’s revenue growth comes from three main drivers: Increasing the core customer user base (i.e. private equity and venture capital firms and institutional investors), increasing the user base through “adjacent” customer segments (i.e corporate M&A teams, investment banks, and service providers), and through innovation and product upgrades that add value and allow customers to use PitchBook more often to meet their needs. In 2020, over half of PitchBook’s growth was driven from new sales. As the existing client base grows and we continue to see strong net renewal rates, the proportion of PitchBook’s growth that comes from existing clients should increase over time.

Growth is enabled by a focus on our customers, product enhancements and differentiation. We have been successful in driving growth from new and existing customers by delivering incremental value through the PitchBook platform. Our focus on the quality of our data and rigorous research process, continued product innovation, and our sales and marketing process are all important contributors.

6.	Can you discuss your pricing strategy at a high level? Has PitchBook’s pricing strategy changed under Morningstar’s ownership?

The PitchBook pricing strategy has not changed under Morningstar’s ownership. Although, we are now growing PitchBook’s data feeds business and exploring more enterprise opportunities than we have in the past.

PitchBook’s pricing strategy offers two options for clients:

•	Seat-based licenses where defined users within a firm have access to PitchBook; and
•	Firm-wide licenses providing everyone within a firm has access to PitchBook.

A subscription to PitchBook includes the following for all users:

•	PitchBook Desktop;
•	PitchBook Mobile;
•	Excel Plugin;
•	Chrome Extension;
•	Premium Edition of the PitchBook Newsletter;
•	World-class support and product training;
•	Emerging technology and private market analysis and reports; and
•	Access to the PitchBook Institutional Research Analyst team.

7.	Can you also touch on the change in the incentive structure for PitchBook management? It sounds like there is a new earnout plan – maybe discuss the drivers of the new earnout?

In connection with Morningstar’s acquisition of PitchBook, we adopted a management incentive plan for certain employees of PitchBook (the PitchBook Plan). We renewed the PitchBook Plan for the 2020-2022 period with new financial performance targets for each fiscal year. Targets are tied to revenue and cash flow generation specific to PitchBook performance. Based on the terms of this renewal, equity awards having an aggregate target value equal to $30.0 million will be available for issuance with annual grants of $7.5 million for 2020, $7.5 million in 2021, and $15.0 million in 2022.  Equity awards are achieved based on performance relative to target. The PitchBook management team has the opportunity to achieve a payout greater than the target value each year if financial performance exceeds certain threshold performance conditions. If PitchBook fails to meet threshold performance conditions, the PitchBook Plan participants will not be entitled to receive payment. We believe the incentive plan is well aligned with the creation of shareholder value.

8.	Where are margins today at PitchBook (vs. 2 years ago)?

PitchBook’s profitability continues to increase consistent with our expectations for a high-growth business with a growing installed base of users. We do not disclose margins of any product line or business area within our portfolio.

9.	Where are you getting your private market data?

PitchBook uses a combination of cutting-edge technology and a dedicated team of close to 500 data researchers to provide comprehensive, in-depth, and accurate data on the private capital markets. Our automated collection process captures relevant financial information from news articles, regulatory filings, press releases and more. Our specialized primary research teams collect, calculate and verify key data. More information can be found on our research process here:  https://pitchbook.com/research-process.

In addition to our private market data, over 1,000 data researchers are engaged in collecting, auditing and enhancing our competitive public equity fundamental data, leveraging technology to efficiently pull data from filings and source documents.

Sustainalytics

10.	Can you describe Sustainalytics’ pricing strategy?

Sustainalytics operates on a subscription-based pricing model for its ESG research products, which results in recurring revenue. The Sustainable Finance Solutions unit deploys a model that combines one-time revenue with subscription-based recurring licensing revenue. In both cases, pricing is dependent on the nature of the use case and other considerations such as the number of users and the geographic footprint of the licensing organization.

11.	Payout for Sustainalytics management is tied to revenue performance. How is that calculated if ESG contribution across revenue lines isn’t broken out?

The acquisition was structured with an earnout for the shareholders of Sustainalytics (which includes current members of management) that will provide cash payments in 2021 and 2022 based on a multiple of 2020 and 2021 fiscal year revenues. Revenue is specific to Sustainalytics’ standalone performance for these periods, which we continue to track separately. As we further integrate ESG capabilities across Morningstar and that contribution grows, we will provide updates on our progress and will look for ways to provide future disclosure on impact and contribution.

Acquisitions

12.	2020 was a strong year for Free Cash Flow. Can you refresh us on FCF priorities? What attributes do you look for when evaluating acquisitions? What valuation metrics do you use?

We continue to take a balanced approach to capital allocation. Our primary emphasis is supporting organic growth; however, we will continue to pursue acquisitions opportunistically. Since declaring our first dividend in 2010, we have maintained fairly consistent dividend growth rates and payout ratios. We evaluate share repurchases much like we would any investment, prioritizing available capital against the potential return of the investment, and do not utilize a “programmatic” approach.

13.	After acquiring DBRS and Sustainalytics over the past few years, are you focused on doing more shopping or is the plan to focus on integrating these two companies?

While we are focused on effectively integrating our recent acquisitions into Morningstar, our ongoing strategy includes identifying opportunities that accelerate our ability to empower investor success while creating value for the business and investors. We currently have many in-flight and planned initiatives to grow the business organically, but we are always monitoring the landscape for interesting opportunities that could add to or strengthen our capabilities.

Our most recent acquisitions are good examples of when acquisitions are complementary to our strategy. Adding PitchBook in 2016 addressed growing demand from the investment community for private market data and research. Our entry into the credit ratings space began with our acquisition of RealPoint in 2010, and continued with our acquisition of DBRS in 2019, which added scale, accelerated our global expansion, and diversified our offerings. Our partnership with Sustainalytics began in 2016 with the development of our Sustainability Ratings in response to increasing demand for data and research into sustainable funds. Now that Sustainalytics is a part of Morningstar, our clients will be able to benefit from the company’s full range of ESG-related research and data.

14.	How would you characterize deal activity, pipelines, and multiples?

The market is very active in financial services and the prices paid currently reflect strong optimism on the part of acquirers.

Digital Assets

15.	The digital asset space (including bitcoin) is growing exponentially. How does Morningstar plan to contribute its resources and expertise to empower investors and benefit shareholders in this space?

As a firm, Morningstar has come to no definitive conclusions on the long-term investment merits of cryptocurrency and its proper role in the portfolio or the appropriate treatment from a portfolio analytics perspective. We continue to monitor investor interest in the digital asset space and are evaluating how investors might successfully employ cryptocurrencies in their portfolios. As examples, we currently carry over 120 crypto/digital asset exchange feeds in our exchange data platform. We also recently published an article that featured some pros and cons for investors considering a place for cryptocurrencies in their portfolios. The article is available here: https://www.morningstar.com/articles/1019862/does-your-portfolio-need-bitcoin

As a part of its Emerging Technology Research practice, PitchBook provides full-time analyst coverage of the fintech space, which includes partial coverage of digital assets. We categorize the digital assets space into four main buckets: cryptocurrencies, cryptocurrency storage and payments, digital securities and services and network and exchanges. Moving forward, the team is exploring data collection efforts across new decentralized finance (DeFi) projects and is slated to initiate DeFi research in late Q2 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: March 12, 2021	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer